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                                                 SCHEDULE VI

                              VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

                                        PROPERTY, PLANT AND EQUIPMENT

                            For the Years Ended December 31, 1993, 1992 and 1991
                                            Amounts in Thousands

                       Column A               Column B    Column C    Column D       Column E      Column F
                                             Balance at                               Other        Balance
                                             Beginning   Additions                  Changes (1)     at End
                    Classification           of Period    at Cost    Retirements    Add (Deduct)  of Period
                        1993
    Land.................................   $   54,980    $    604     $   737         $  (21)   $   54,826
    Depletable land .....................       87,519       1,162         722           (134)       87,825
    Land improvements....................       55,773       3,083         749             98        58,205
    Buildings............................       61,088       2,427         551             31        62,995
    Machinery and equipment..............    1,317,671      78,948      27,395          3,443     1,372,667
    Leaseholds...........................        5,490         325         300             60         5,575
    Construction in progress.............       41,912      14,002           2             --        55,912
       Total.............................   $1,624,433    $100,551     $30,456         $3,477    $1,698,005

                       1992
    Land.................................   $   53,329     $ 2,068     $   387         $  (30)   $   54,980
    Depletable land......................       80,721       6,830         203            171        87,519
    Land improvements....................       53,761       2,234         203            (19)       55,773
    Buildings............................       58,978       2,049         104            165        61,088
    Machinery and equipment..............    1,271,425      73,912      27,573            (93)    1,317,671
    Leaseholds...........................        5,556          45         111             --         5,490
    Construction in progress.............       30,634      11,353          75             --        41,912
       Total.............................   $1,554,404     $98,491     $28,656         $  194    $1,624,433

                       1991
    Land.................................   $   51,841     $ 1,784     $ 1,095         $  799    $   53,329
    Depletable land......................       89,838       5,904      14,066           (955)       80,721
    Land improvements....................       54,251       1,332       1,370           (452)       53,761
    Buildings............................       57,093       2,509         693             69        58,978
    Machinery and equipment..............    1,238,565      70,896      38,549            513     1,271,425
    Leaseholds...........................        5,283         247          --             26         5,556
    Construction in progress.............       27,922       3,049         337             --        30,634
       Total.............................   $1,524,793     $85,721     $56,110         $   --    $1,554,404

    (1) Net reclassifications.
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